Exhibit 99.1

2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release
Pebblebrook Hotel Trust Acquires
The Doubletree Bethesda Hotel and Executive Meeting Center
Bethesda, MD, June 7, 2010 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it has acquired the Doubletree Bethesda Hotel and Executive Meeting Center for $67.1 million. The 269-room, upscale, full-service hotel is located in the heart of downtown Bethesda, one of the most affluent and vibrant suburban cities in the Washington, D.C. region. The hotel will continue to be operated pursuant to a franchise agreement with Doubletree, a subsidiary of Hilton Worldwide, and will be managed by Thayer Lodging Group, the current manager of the hotel. The transaction was funded entirely with proceeds from the Company’s initial public offering (“IPO”).
     “We are thrilled to acquire this upscale hotel in downtown Bethesda,” said Jon Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “The metropolitan Washington, D.C. area continues to prosper and demonstrate itself as one of the healthiest lodging markets nationwide, due to the strength of its economy and the diversity of its various demand segments. The significant diversification of demand drivers in the area, including government, medical, corporate and tourism, has allowed this market to absorb the recession better than most and produce relatively stable cash flow streams even in market downturns.”
     The Doubletree Bethesda Hotel and Executive Meeting Center is located in downtown Bethesda and is the closest hotel to the National Institutes of Health (“NIH”) and the National Naval Medical Center (“NNMC”), two of the nation’s most prestigious health and research facilities. NIH includes the nation’s premier medical research facilities, while NNMC is considered the flagship of the United States military’s system of medical centers, treating members of the uniformed services and senior government officials. NIH is the largest employer in Bethesda (forecasted to employ in excess of 20,000 people by late 2010) and is believed to be the market’s largest single generator of lodging demand.
     Both campuses, NIH and NNMC, continue to undergo dramatic expansion with the NNMC’s $1.0 billion-plus expansion that is currently underway. The most notable aspect of the expansion is the closure and relocation of Walter Reed Army Medical Center to the NNMC campus. Following completion of its expansion at the end of 2011, the NNMC is expected to generate roughly 1 million annual visits, almost double the current number of annual visitors.
     In combination with its close proximity to the NIH and NNMC campuses, downtown Bethesda is a highly affluent area of Washington, D.C., with a live-work-play atmosphere bustling with significant residential density, almost 7 million square feet of office space, over 300 retailers, including many prominent national chains and boutiques, more than 200 restaurants, two live theatres and two cinema complexes, all within walking distance of the Doubletree Bethesda Hotel and Executive Meeting Center. Additionally, the property is only 6.5 miles from downtown Washington, D.C., making it an ideal location for both business and leisure travelers.
     The Doubletree Bethesda Hotel and Executive Meeting Center, a 15-story building, was built in 1971 and underwent a $19.3 million renovation in 2006 and 2007. The hotel includes 269 guestrooms, of which two floors are certified by PURETM to be 99.9% allergen free, and over 13,500 square feet of meeting space certified by the International Association of Conference Centers (“IACC”), which is also PURETM certified. The hotel features The Oz, The Wine Bar, Umi Sushi and The Cup, providing a three meal-a-day restaurant, as well as sushi, cocktails and a coffee and breakfast option. Other amenities include a rooftop fitness center and swimming pool, a full-service business center and on-site parking. The hotel is within walking distance of both the Bethesda Metro Station and the Medical Center Metro Station, both of which are on the Washington Metro Red Line.
     The hotel is one of only two full-service hotels in downtown Bethesda, a high barrier to entry hotel market. For 2009, the hotel ran at approximately 71% occupancy, with an average daily rate of approximately $160. During the next 12 months, the Company currently forecasts that the hotel will generate earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $5.1 to $5.6 million and net operating income after capital reserves of approximately $4.4 to $4.9 million. These forecasts are prior to any impact resulting from the garage repairs and guestroom improvements described below.
     The Company and Thayer believe the hotel has not fully stabilized from the renovation completed in 2007 and will be working closely together to maximize the hotel’s performance. The Company anticipates investing approximately $2.5 million over the next 12 to 24 months on guestroom improvements, while also evaluating the implementation of several value-creation opportunities at the property.
     In addition to the guestroom improvements, the hotel’s on-site, underground garage requires significant repairs at an estimated cost of approximately $2.5 million. The Company is evaluating the scope, timing and impact of this work. When this project is commenced, likely later this year, it is expected to cause meaningful business displacement and reduced revenues and EBITDA. Assuming the project is commenced later this year, the Company anticipates the negative impact to the hotel’s net operating income after capital reserves for 2010 to be approximately $0.5 to $0.7 million. In addition, if the project is implemented in phases, the hotel’s net operating income during 2011 and early 2012 is expected to be reduced by a total of approximately $0.5 to $1.3 million. This impact is not reflected in the 12-month forecast for hotel EBITDA or net operating income after capital reserves detailed above.
     The Company expects to incur approximately $1.8 million of costs related to the acquisition of this hotel that will be expensed as required by SFAS 141-R.
     The Doubletree Bethesda Hotel and Executive Meeting Center marks the first completed acquisition for the Company since completing its IPO in December of 2009.
     The Company has previously announced signed agreements to purchase four other hotels, including:
•	$74 million for a hotel in the Washington, D.C. / Baltimore region

•	$90 million for a hotel in the San Francisco / Oakland / San Jose region

•	$36 million for a hotel in the Minneapolis / St. Paul region

•	$105 million for a hotel in the Atlanta region
     Closings for each of these properties are expected to occur within 45 to 60 days from the filing date of the corresponding Current Report on Form 8-K. However, because these acquisitions are subject to customary closing requirements, conditions and due diligence, the Company can give no assurance that the transactions will be consummated during that time period, or at all.
Click here to visit the Doubletree Bethesda Hotel and Executive Meeting Center website
Click here to visit the Bethesda Urban Partnership website
Click here to visit the NIH website
Click here to visit the NNMC website

About Pebblebrook Hotel Trust
     Pebblebrook Hotel Trust is a real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper-upscale, full-service hotels located in large urban and resort markets with an emphasis on the major coastal cities.
Click here to visit the Pebblebrook Hotel Trust website
     Doubletree, a hotel brand within the Hilton Worldwide portfolio, has a fast-growing collection of distinctively designed, upscale properties in more than 230 gateway cities, metropolitan areas and vacation destinations around the world. Recently, the Doubletree brand has expanded past its strong presence in the United States with hotel openings and developments in Europe, Latin America, the Middle East, Africa and Asia. Millions of delighted hotel guests are welcomed annually with the brand’s legendary, warm chocolate chip cookies at check-in and the advantages of the award-winning Hilton HHonors guest reward program, the only guest rewards program that allows members to earn both Points & Miles® for the same stay and redeem points for free nights with No Blackout Dates at more than 3,600 hotels worldwide.
Click here to visit the Doubletree brand website
     Thayer Lodging Group was founded in 1991 and is based in Annapolis, MD. The company owns 15 properties and has operated hotels under the brands of Hilton, Marriott, Hyatt, InterContinental, Starwood and Wyndham.
Click here to visit the Thayer Lodging Group website
     This press release contains certain “forward-looking” statements relating to, among other things, potential property acquisitions and projected earnings, expenses and demand. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and its share of future markets; projections of the Company’s earnings, expenses and room demand for the properties; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Prospectus on Form 424(b)(1) filed on December 9, 2009. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
     For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

     All information in this release is as of June 6, 2010. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations. The Company assumes no responsibility for the contents or accuracy of the information on any of the non-Company websites mentioned herein, which are included solely for ease of reference.
Additional Contacts:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust — (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Doubletree Bethesda Hotel and Executive Meeting Center
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
12-Month Forecast
(Unaudited, in millions)

	Range
	Low		High
Hotel net income	$3.1	to	$3.6

Adjustment:
Depreciation and amortization	2.0		2.0

Hotel EBITDA	$5.1	to	$5.6

Adjustment:
Capital reserve	(0.7)		(0.7)

Hotel net operating income	$4.4	to	$4.9

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.
The Company has presented forecasted hotel earnings before interest, taxes, depreciation and amortization (EBITDA) and forecasted hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.
The Company’s presentation of the hotel’s forecasted EBITDA and forecasted net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s forecasted EBITDA and net operating income net operating income after capital reserves calculations to net income in accordance with GAAP.